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                                                                     EXHIBIT 4.2

GMO

                       GULFMARK OFFSHORE, INC.
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


COMMON STOCK                                                     COMMON STOCK
PAR VALUE $0.01                                                  PAR VALUE $0.01


                                                              CUSIP  402629 10 9
                                             SEE REVERSE FOR CERTAIN DEFINITIONS
THIS IS TO CERTIFY THAT





is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 EACH, OF
                           GULFMARK OFFSHORE, INC.
(herein after called the "Company"), transferable on the books of the Company in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. The Company will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company, and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of the Preferred Stock (copies of which are on file in the office of the Transfer Agent) to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its authorized officers.


     Dated:                                       GULFMARK OFFSHORE, INC.

[CORPORATE SEAL]                               By



                         Secretary                                    President



Countersigned and Registered:
  AMERICAN STOCK TRANSFER & TRUST COMPANY
                  (New York, New York)    Transfer Agent
                                          and Registrar


By                                        Authorized Officer